As filed with the Securities and Exchange Commission on November 19, 2003

                                                     Registration No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                        WITS BASIN PRECIOUS MINERALS INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                                                        84-1236619
(State or other jurisdiction of    800 Nicollet Mall, Suite 2690       (I.R.S. Employer
 Incorporation or organization)     Minneapolis, Minnesota 55402      Identification No.)
                                      Telephone (612) 664-0570
                                      Facsimile (612) 338-7332
                              (Address of principal executive offices)

                         -------------------------------

                         2000 DIRECTOR STOCK OPTION PLAN
                         2003 DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plans)
                         -------------------------------

                                  Mark D. Dacko
                             Chief Financial Officer
                        Wits Basin Precious Minerals Inc.
                         800 Nicollet Avenue, Suite 2690
                          Minneapolis, Minnesota 55402
                            Telephone (612) 664-0570
                     (Name and address of agent for service)

                                    Copy to:

                             William M. Mower, Esq.
                       Maslon Edelman Borman & Brand, LLP
                             3300 Wells Fargo Center
                               90 South 7th Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 672-8200
                            Facsimile: (612) 642-8358
                      ------------------------------------

                                              CALCULATION OF REGISTRATION FEE
============================================ =================== =================== ===================== ====================
                                                                    Proposed
                                              Proposed Maximum       Maximum
                 Title of                       Amount to be      Offering Price         Aggregate             Amount of
        Securities to be Registered            Registered (1)     Per Share (2)      Offering Price (2)    Registration Fee
-------------------------------------------- ------------------- ------------------- --------------------- --------------------
Common Stock, par value $.01 per share           3,000,000             $1.375             $4,125,000             $333.71
============================================ =================== =================== ===================== ====================


(1) Includes 1,000,000 shares offered pursuant to the 2000 Director Stock Option Plan and 2,000,000 shares offered pursuant to the 2003 Director Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high prices of the Registrant's Common Stock on November 14, 2003, as reported on the OTC bulletin board.

                                     PART I

         As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                     PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 31, 2003;

         (b)      Quarterly  Reports on Form 10-Q for the  quarters  ended March
                  31, 2003, June 30, 2003 and September 30, 2003 filed on May 13, 2003, August 13, 2003, and November 12, 2003, respectively and Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2003 and filed on August 18, 2003;

         (c) Current Report on Form 8-K dated October 24, 2003 and filed on October 31, 2003; and

         (d) The description of capital stock as set forth on Form 8-A filed on August 22, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Under Article 6 of the Registrant's Bylaws, the Registrant indemnifies its directors and officers to the fullest extent permitted by Minnesota Statutes
Section 302A.521. Section 302A.521 requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Registrant, or in the case of performance by a director, officer, employee or agent of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

     Exhibit                                    Description
     -------                                    -----------

         4.1 Wits Basin Precious Minerals Inc. 2000 Director Stock Option Plan, as amended

         4.2      Wits Basin  Precious  Minerals Inc. 2003 Director Stock Option
                  Plan

         5.1 Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

         23.1     Consent of Virchow, Krause & Company, LLP

         23.2     Consent of Maslon  Edelman  Borman & Brand,  LLP  (included in
                  Exhibit 5.1)

         24.1     Power of Attorney (included on signature page hereof)

Item 9.  Undertakings.
---------------------

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 18th day of November, 2003.

                                            WITS BASIN PRECIOUS MINERALS, INC.


                                            By: /s/ Mark D. Dacko
                                                -------------------------------
                                                Mark D. Dacko
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mark D. Dacko as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration
Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                             Title                                                  Date
----                                             -----                                                  ----
/s/ H. Vance White                               Chairman of the Board and Chief Executive Officer      November 18, 2003
------------------------------------------       (Principal Executive Officer)
H. Vance White

/s/ Mark D. Dacko                                Chief Financial Officer, Controller, Secretary and     November 18, 2003
------------------------------------------       Director (Principal Financial and Accounting
Mark D. Dacko                                    Officer)

/s/ Zoran Arandjelovic                           Director                                               November 19, 2003
------------------------------------------
Zoran Arandjelovic
/s/ Walter E. Brooks                             Director                                               November 18, 2003
------------------------------------------
Walter E. Brooks
/s/ Michael Pickens                              Director                                               November 19, 2003
------------------------------------------
Michael Pickens
/s/ Norman D. Lowenthal                          Director                                               November 19, 2003
------------------------------------------
Norman D. Lowenthal

                                INDEX TO EXHIBITS

     Exhibit                               Description
     -------                               -----------

         4.1 Wits Basin Precious Minerals Inc. 2000 Director Stock Option Plan, as amended

         4.2      Wits Basin  Precious  Minerals Inc. 2003 Director Stock Option
                  Plan

         5.1 Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

         23.1     Consent of Virchow, Krause & Company, LLP